      As Filed with the Securities and Exchange Commission on July 3, 1995
                                                  Registration No. 33-
- --------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ______________________


                           MIDAMERICAN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

             Iowa                                                42-1425214
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification  No.)


                         666 Grand Avenue, P.O. Box 9244
                           Des Moines, Iowa 50306-9244
                                 (515) 242-4300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



             MidAmerican Energy Company Employee Stock Purchase Plan
                            (Full title of the Plan)



                                Paul J. Leighton
                        666 Grand Avenue, P. O. Box 9244
                          Des Moines, Iowa  50306-9244
                                 (515) 242-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ______________________



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- --------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     Proposed        Proposed
     Title of           Amount        Maximum         Maximum        Amount of
   Securities to         to be    Offering Price     Aggregate     Registration
   be Registered      Registered    Per Unit(1)  Offering Price(1)      Fee
- --------------------------------------------------------------------------------

Common Stock,
no par value  . . . .  1,000,000      $13.96        $13,960,000       $4,814
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the MidAmerican Energy Company Employee Stock Purchase Plan.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 based upon the market value of the shares of Midwest Resources common stock and Iowa-Illinois common stock converted in the merger ("Merger") of Midwest Resources Inc. ("Midwest Resources") and Iowa-Illinois Gas and Electric Company ("Iowa-Illinois") with and into the Registrant on July 1, 1995.
     The offering price per share of common stock, no par value, of the Registrant has been calculated as follows: by dividing (A) the sum of (i) $14.00, the average of the reported high and low sales prices of a share of Midwest Resources common stock on the New York Stock Exchange, Inc. ("NYSE") Composite Tape on June 26, 1995, multiplied by 57,695,860 (the maximum number of shares of Midwest Resources common stock which may be converted in the Merger) plus (ii) $20.4375, the average of the reported high and low sale prices of a share of Iowa-Illinois common stock on the NYSE Composite Tape on June 26, 1995, multiplied by 31,352,612 (the maximum number of shares of Iowa-Illinois common stock which may be converted in the Merger), by (B) 103,784,200 (the number of shares of common stock of the Registrant issuable upon conversion, at the applicable exchange ratios pursuant to the Merger).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, ("Exchange Act"), are hereby incorporated by reference herein and shall be deemed a part hereof:

          1. The Company's prospectus dated November 3, 1994, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

          2. The description of the Company's common stock, no par value ("Common Stock"), which is contained in the Registration Statement on Form 8-B filed with the Commission on June 23, 1995 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

          3    The Company's Current Report on Form 8-K dated July 3, 1995 (File
     No. 1-11505).

          All documents, filed by or on behalf of the Company, Midwest Resources, Midwest Power Systems Inc. and Iowa-Illinois with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and all documents filed by the MidAmerican Energy Company Employee Stock Purchase Plan ("Plan") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents and the documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by or on behalf of the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

          Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 490.850 through 490.857 of the Iowa Business Corporation Act ("IBCA") permit corporations organized thereunder to indemnify directors, officers and employees against liability under certain circumstances. Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws of the Company provide for indemnification of directors, officers and employees to the full extent provided by the IBCA. Each of the Restated Articles of Incorporation, as amended, and the Restated Bylaws state that the indemnification provided therein shall not be deemed exclusive. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCA. Pursuant to
Section 490.857 of the IBCA, the Restated Articles of Incorporation, as amended, and the Restated Bylaws, the Company maintains directors' and officers' liability insurance coverage. The Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

          As permitted by Section 490.832 of the IBCA, the Restated Articles of Incorporation of the Company, as amended, provide that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) under Section 490.833 of the IBCA (relating to certain unlawful distributions to shareholders).


ITEM 7.   EXEMPTION FROM REGISTRATION

          Not applicable

ITEM 8.   EXHIBITS

            4(1) Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3 to the Company's Registration Statement on Form 8-B, File No. 1-11505)*


            4(2) Restated Bylaws of the Company (filed as Exhibit 4 to the Company's Registration Statement on Form 8-B, File No. 1-11505 )*

            4(3)         MidAmerican Energy Company Employee Stock Purchase Plan

            5            Opinion of John A. Rasmussen, Jr., Esq.

            23(1)        Consent of Arthur Andersen LLP

            23(2)        Consent of Deloitte & Touche LLP

            23(3)        Consent of John A. Rasmussen, Jr. (included in
                         Exhibit 5)

            24           Powers of Attorney
________________________
          * Incorporated herein by reference, as indicated.


ITEM 9.   UNDERTAKINGS

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if such information is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in the Registration Statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, and State of Iowa as of this 3rd day of July, 1995.

                                   MIDAMERICAN ENERGY COMPANY



                                   By   Russell E. Christiansen*
                                   --------------------------------------
                                        Russell E. Christiansen
                                        Chairman and Chairman, Office of the
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of this 3rd day of July, 1995.

         Signature                                     Title
         ---------                                     -----


Russell E. Christiansen*           Chairman of the Board, Chairman, Office of
- ------------------------------     the Chief Executive Officer, and Director
Russell E. Christiansen            (Principal Executive Officer)

Stanley J. Bright*                 President and President, Office of the Chief
- ------------------------------     Executive Officer, and Director (Principal
Stanley J. Bright                  Executive Officer)


Lance E. Cooper*                   Group Vice President, Finance and Accounting
- ------------------------------     (Principal Financial Officer and Principal
Lance E. Cooper                    Accounting Officer)

John W. Aalfs*                     Director
- ------------------------------
John W. Aalfs


Betty T. Asher*                    Director
- ------------------------------
Betty T. Asher

Robert A. Burnett*                 Director
- ------------------------------
Robert A. Burnett


Ross D. Christensen*               Director
- ------------------------------
Ross D. Christensen


John W. Colloton*                  Director
- ------------------------------
John W. Colloton


Frank S. Cottrell*                 Director
- ------------------------------
Frank S. Cottrell



Jack W. Eugster*                   Director
- ------------------------------
Jack W. Eugster


William C. Fletcher*               Director
- ------------------------------
William C. Fletcher


Mel Foster, Jr.*                   Director
- ------------------------------
Mel Foster, Jr.


Nolden Gentry*                     Director
- ------------------------------
Nolden Gentry


James M. Hoak, Jr.*                Director
- ------------------------------
James M. Hoak, Jr.


Richard L. Lawson*                 Director
- ------------------------------
Richard L. Lawson


Robert L. Peterson*                Director
- ------------------------------
Robert L. Peterson


Richard A. Schneider*              Director
- ------------------------------
Richard A. Schneider

Nancy L. Seifert*                  Director
- ------------------------------
Nancy L. Seifert


W. Scott Tinsman*                  Director
- ------------------------------
W.  Scott Tinsman


Leonard L. Woodruff*               Director
- ------------------------------
Leonard L. Woodruff


*By /s/ Paul J. Leighton
   --------------------------------
        Paul J. Leighton
        Attorney-in-fact

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the MidAmerican Energy Company Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, as of July 3, 1995.

                                             MIDAMERICAN ENERGY COMPANY
                                             EMPLOYEE STOCK PURCHASE PLAN


                                             By:  /s/     J. Sue Rozema
                                             -----------------------------
                                                 Name:    J. Sue Rozema
                                                 Title:   Vice President,
                                                          Investor Relations

                                  EXHIBIT LIST


Exhibit
  No                          Description
- -------                       -----------


   4(1) Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3 to the Company's Registration Statement on Form 8-B, File No. 1-11505)*

   4(2) Restated Bylaws of the Company (filed as Exhibit 4 to the Company's Registration Statement on Form 8-B, File No. 1-11505 )*


   4(3)        MidAmerican Energy Company Employee Stock Purchase Plan

   5           Opinion of John A. Rasmussen, Jr., Esq.

   23(1)       Consent of Arthur Andersen LLP

   23(2)       Consent of Deloitte & Touche LLP

   23(3)       Consent of John A. Rasmussen, Jr. (included in Exhibit 5)

   24          Powers of Attorney

________________________

     * Incorporated herein by reference, as indicated.